Exhibit 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports for Hospitality Properties Trust dated January 10, 1997, HMH HPT Courtyard, Inc. dated February 28, 1997 and HMH HPT Residence Inn, Inc dated February 28, 1997 all included in Hospitality Properties Trust's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                                 /s/  Arthur Andersen LLP

Washington, D.C.
December 29, 1997


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                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in Hospitality Properties Trust's registration statement on Form S-3 of our report dated November 21, 1997 on Limited Service I Hotels and Limited Service II Hotels combined financial statements for the year ended January 3, 1997 included in HPT's Form 8-K dated November 21, 1997, and to all references to our Firm included in this registration statement.

                                                 /s/  Arthur Andersen LLP

Washington, D.C.
December 29, 1997